Exhibit 99.1

FINANCIAL NEWS

Cirrus Logic Reports Record Fiscal First Quarter Revenue of $460 Million

AUSTIN, Texas – August 5, 2026 – Cirrus Logic, Inc. (NASDAQ: CRUS) posted on its website at investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter of fiscal year 2027, which ended June 27, 2026, as well as the company’s current business outlook.
“Cirrus Logic delivered record first quarter revenue and earnings per share in the June quarter,” said John Forsyth, Cirrus Logic president and chief executive officer. “During the quarter, we experienced strong demand for custom components shipping into smartphones. The company also made meaningful progress executing on key strategic initiatives. In our PC business, we saw considerable interest in our latest smart codec for AI-enabled PCs and are engaged with multiple customers on designs for next calendar year. We also recently taped out a new high-performance analog front-end component targeting metrology applications, further strengthening our general market portfolio. Looking forward, we remain confident in our ability to leverage our mixed-signal design expertise to drive growth across new applications and markets for years to come.”

Reported Financial Results – First Quarter FY27
•Revenue of $459.7 million;
•GAAP gross margin of 52.6 percent and non-GAAP gross margin of 52.7 percent;
•GAAP operating expenses of $157.4 million and non-GAAP operating expenses of $135.4 million; and
•GAAP earnings per share of $1.47 and non-GAAP earnings per share of $1.84.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY27
•Revenue is expected to range between $510 million and $570 million;
•GAAP gross margin is forecasted to be between 52 percent and 54 percent; and
•Combined GAAP R&D and SG&A expenses are anticipated to range between $163 million and $169 million, including approximately $21 million in stock-based compensation expense and $2 million in amortization of acquisition intangibles, resulting in a non-GAAP operating expense range between $140 million and $146 million.

Cirrus Logic will host a live Q&A session at 5 p.m. ET today to discuss its financial results and business outlook. Participants may listen to the conference call on the investor relations website at investor.cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website.

About Cirrus Logic, Inc.
Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Investor Contact:
Chelsea Heffernan
Vice President, Investor Relations
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com

Use of non-GAAP Financial Information
To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, effective tax rate, free cash flow, and free cash flow margin. A reconciliation of the adjustments to GAAP results is included in the tables below.

Non-GAAP financial information is not meant as a substitute for GAAP results but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our ability to leverage our mixed-signal design expertise to drive growth across new applications and markets for years to come; and our estimates for the second quarter fiscal year 2027 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock-based compensation expense, amortization of acquisition intangibles, and our resulting non-GAAP operating expense range. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially, and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the level and timing of orders and shipments during the second quarter of fiscal year 2027; customer cancellations of orders; the failure to place orders consistent with forecasts; global economic conditions and uncertainty; and our ability to develop and commercialize products and technologies for new markets, along with the risk factors listed in our Form 10-K for the year ended March 28, 2026 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise, unless required by law.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands, except per share data; unaudited)

	Three Months Ended
	Jun. 27,	Mar. 28,	Jun. 28,
	2026	2026	2025
	Q1'27	Q4'26	Q1'26
Audio	$249,034	$257,220	$240,043
High-Performance Mixed-Signal	210,689	191,303	167,229
Net sales	459,723	448,523	407,272
Cost of sales	217,868	210,881	193,242
Gross profit	241,855	237,642	214,030
Gross margin	52.6%	53.0%	52.6%

Research and development	115,013	107,487	102,892
Selling, general and administrative	42,406	39,860	38,744
Total operating expenses	157,419	147,347	141,636

Income from operations	84,436	90,295	72,394

Interest income	10,082	10,248	8,622
Other expense	(363)	(282)	(388)
Income before income taxes	94,155	100,261	80,628
Provision for income taxes	17,304	18,456	19,931
Net income	$76,851	$81,805	$60,697

Basic earnings per share	$1.52	$1.61	$1.17
Diluted earnings per share:	$1.47	$1.56	$1.14

Weighted average number of shares:
Basic	50,550	50,822	51,727
Diluted	52,353	52,369	53,319

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share data; unaudited)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended
	Jun. 27,	Mar. 28,	Jun. 28,
	2026	2026	2025
Net Income Reconciliation	Q1'27	Q4'26	Q1'26
GAAP Net Income	$76,851	$81,805	$60,697
Amortization of acquisition intangibles	1,647	1,647	1,647
Stock-based compensation expense	20,589	19,847	20,809
Adjustment to income taxes	(2,988)	(1,020)	(2,839)
Non-GAAP Net Income	$96,099	$102,279	$80,314

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$1.47	$1.56	$1.14
Effect of Amortization of acquisition intangibles	0.03	0.03	0.03
Effect of Stock-based compensation expense	0.40	0.38	0.39
Effect of Adjustment to income taxes	(0.06)	(0.02)	(0.05)
Non-GAAP Diluted earnings per share	$1.84	$1.95	$1.51

Operating Income Reconciliation
GAAP Operating Income	$84,436	$90,295	$72,394
GAAP Operating Profit	18.4%	20.1%	17.8%
Amortization of acquisition intangibles	1,647	1,647	1,647
Stock-based compensation expense - COGS	238	289	300
Stock-based compensation expense - R&D	13,245	12,327	13,072
Stock-based compensation expense - SG&A	7,106	7,231	7,437
Non-GAAP Operating Income	$106,672	$111,789	$94,850
Non-GAAP Operating Profit	23.2%	24.9%	23.3%

Operating Expense Reconciliation
GAAP Operating Expenses	$157,419	$147,347	$141,636
Amortization of acquisition intangibles	(1,647)	(1,647)	(1,647)
Stock-based compensation expense - R&D	(13,245)	(12,327)	(13,072)
Stock-based compensation expense - SG&A	(7,106)	(7,231)	(7,437)
Non-GAAP Operating Expenses	$135,421	$126,142	$119,480

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$241,855	$237,642	$214,030
GAAP Gross Margin	52.6%	53.0%	52.6%
Stock-based compensation expense - COGS	238	289	300
Non-GAAP Gross Profit	$242,093	$237,931	$214,330
Non-GAAP Gross Margin	52.7%	53.0%	52.6%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$17,304	$18,456	$19,931
GAAP Effective Tax Rate	18.4%	18.4%	24.7%
Adjustments to income taxes	2,988	1,020	2,839
Non-GAAP Tax Expense	$20,292	$19,476	$22,770
Non-GAAP Effective Tax Rate	17.4%	16.0%	22.1%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.33	$0.35	$0.37
Adjustments to income taxes	0.06	0.02	0.05
Non-GAAP Tax Expense	$0.39	$0.37	$0.42

CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands; unaudited)

	Jun. 27,	Mar. 28,	Jun. 28,
	2026	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$810,666	$800,930	$548,870
Marketable securities	80,596	86,697	65,925
Accounts receivable, net	253,971	220,149	214,085
Inventories	262,746	240,871	278,984
Prepaid assets	44,449	47,587	44,243
Prepaid wafers	—	14,733	61,934
Other current assets	21,040	22,741	27,081
Total current assets	1,473,468	1,433,708	1,241,122

Long-term marketable securities	276,056	266,160	232,959
Right-of-use lease assets	117,066	120,676	123,718
Property and equipment, net	149,845	143,975	154,340
Intangibles, net	19,168	20,727	25,718
Goodwill	435,936	435,936	435,936
Deferred tax assets	54,443	49,824	54,037
Other assets	34,298	18,368	26,887
Total assets	$2,560,280	$2,489,374	$2,294,717

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$78,090	$80,645	$66,321
Accrued salaries and benefits	44,182	52,723	43,146
Software license agreements	22,091	22,229	21,511
Current lease liabilities	20,761	19,872	21,075
Other accrued liabilities	29,176	19,187	36,625
Total current liabilities	194,300	194,656	188,678

Non-current lease liabilities	109,703	114,105	120,272
Non-current income taxes	47,320	46,721	44,693
Software license agreements	19,826	5,896	10,790
Total long-term liabilities	176,849	166,722	175,755

Stockholders' equity:
Capital stock	1,967,875	1,945,958	1,881,472
Accumulated earnings	224,213	184,881	49,035
Accumulated other comprehensive loss	(2,957)	(2,843)	(223)
Total stockholders' equity	2,189,131	2,127,996	1,930,284
Total liabilities and stockholders' equity	$2,560,280	$2,489,374	$2,294,717

Prepared in accordance with Generally Accepted Accounting Principles

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands; unaudited)

	Three Months Ended

	Jun. 27,	Jun. 28,
	2026	2025
	Q1'27	Q1'26
Cash flows from operating activities:
Net income	$76,851	$60,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,156	13,173
Stock-based compensation expense	20,589	20,809
Deferred income taxes	(4,600)	(5,938)
Gain on retirement or write-off of long-lived assets	(67)	—
Other non-cash adjustments	152	(16)
Net change in operating assets and liabilities:
Accounts receivable	(33,822)	1,924
Inventories	(21,875)	20,108
Prepaid wafers	14,733	6,138
Other assets	3,723	2,014
Accounts payable and other accrued liabilities	(7,976)	(8,806)
Income taxes payable	3,264	6,028
Net cash provided by operating activities	64,128	116,131
Cash flows from investing activities:
Maturities and sales of available-for-sale marketable securities	47,044	22,990
Purchases of available-for-sale marketable securities	(50,930)	(26,435)
Purchases of property, equipment and software	(15,143)	(2,638)
Investments in technology	(361)	(132)
Net cash used in investing activities	(19,390)	(6,215)
Cash flows from financing activities:
Debt issuance costs	(2,057)	—
Net proceeds from the issuance of common stock	1,329	382
Repurchase of stock to satisfy employee tax withholding obligations	(2,774)	(1,049)
Repurchase and retirement of common stock	(31,500)	(99,999)
Net cash used in financing activities	(35,002)	(100,666)
Net increase in cash and cash equivalents	9,736	9,250
Cash and cash equivalents at beginning of period	800,930	539,620
Cash and cash equivalents at end of period	$810,666	$548,870

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in thousands; unaudited)

Free cash flow, a non-GAAP financial measure, is GAAP cash flow from operations (or cash provided by operating activities) less capital expenditures. Capital expenditures include purchases of property, equipment and software as well as investments in technology, as presented within our GAAP Consolidated Condensed Statement of Cash Flows. Free cash flow margin represents free cash flow divided by revenue.

	Twelve Months Ended	Three Months Ended

	Jun. 27,	Jun. 27,	Mar. 28,	Dec. 27,	Sep. 27,
	2026	2026	2026	2025	2025
	Q1'27	Q1'27	Q4'26	Q3'26	Q2'26

Net cash provided by operating activities (GAAP)	$598,596	$64,128	$151,420	$290,834	$92,214
Capital expenditures	(27,570)	(15,504)	(2,396)	(5,160)	(4,510)
Free Cash Flow (Non-GAAP)	$571,026	$48,624	$149,024	$285,674	$87,704

Cash Flow from Operations as a Percentage of Revenue (GAAP)	29%	14%	34%	50%	16%
Capital Expenditures as a Percentage of Revenue (GAAP)	1%	3%	1%	1%	1%
Free Cash Flow Margin (Non-GAAP)	28%	11%	33%	49%	16%

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(in millions; unaudited)
(not prepared in accordance with GAAP)

Q2 FY27
Guidance
Operating Expense Reconciliation
GAAP Operating Expenses	$163 - 169
Stock-based compensation expense	(21)
Amortization of acquisition intangibles	(2)
Non-GAAP Operating Expenses	$140 - 146